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
                                                                                               EXHIBIT 11
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                          MARKWEST HYDROCARBON, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                         (000s, except per share data)

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

                                                             For the quarter ended           For the six months ended
                                                                 June 30, 1998                      June 30, 1998
                                                        ------------------------------     ----------------------------

Net income                                                 $                    (1,140)      $                     (223)

Weighted average number of outstanding shares of
     common stock                                                                8,500                            8,498

Basic earnings per share                                   $                     (0.13)      $                    (0.03)
                                                        ==============================     ============================

Net income                                                                      (1,140)                            (223)

Weighted average number of outstanding shares of
     common stock                                                                8,500                            8,498
Dilutive stock options                                                             122                              133
                                                        ------------------------------     ----------------------------
                                                                                 8,622                            8,631

Earnings per share assuming dilution                       $                     (0.13)      $                    (0.03)
                                                        ==============================     ============================

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